Exhibit 99.1

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NYSE Euronext Announces Fourth Quarter and Full-Year 2010 Financial Results

— Fourth Quarter GAAP Diluted EPS of $0.51 vs. $0.66 in the Prior Year Period —

— Diluted EPS of $0.46 vs. $0.58, Excluding Merger Expenses and Exit Costs —

— New York Portfolio Clearing Go-Live Expected Late First Quarter 2011 —

Financial and Operating Highlights1, 2

•	Diluted EPS of $0.46 vs. $0.58, down 21%

•	Net revenue of $613 million vs. $640 million, including $19 million negative currency impact

•	Fixed operating expenses of $425 million vs. $431 million; down 6% on constant dollar/portfolio basis

•	Operating income of $188 million vs. $209 million, including $11 million negative currency impact

•	FY 2010 EBITDA margin of 44% vs. 43% in the prior year period

•	#1 in U.S. for IPOs with 99 for $39.1 billion, including 22 Chinese companies; 14 transfers valued at $41 billion

•	Data centers in Mahwah and Basildon live in 4Q

•	Board declares first quarter 2011 cash dividend of $0.30 per share

[1]	All comparisons versus 4Q09 unless otherwise stated. Excludes merger expenses and exit costs.
[2]	A full reconciliation of our non-GAAP results to our GAAP results is included in the attached tables. See also our statement on non-GAAP financial measures at the end of this earnings release.

NEW YORK – Feb. 8, 2011 – NYSE Euronext (NYX) today reported net income of $135 million, or $0.51 per diluted share for the fourth quarter of 2010, compared to net income of $172 million, or $0.66 per diluted share for the fourth quarter of 2009. Results for the fourth quarter of 2010 and fourth quarter of 2009 include $18 million and $43 million, respectively, of pre-tax merger expenses and exit costs as well as the impact of the requisite reversal of discrete tax reserves. Excluding the impact of these items, net income in the fourth quarter of 2010 was $120 million, or $0.46 per diluted share, compared to $151 million, or $0.58 per diluted share, in the fourth quarter of 2009.

“2010 was a year of significant progress for NYSE Euronext in executing on our key strategic priorities and accelerating the transformation of our business,” said Duncan L. Niederauer, CEO, NYSE Euronext. “We made significant investments in key business areas such as our new data centers, New York Portfolio Clearing and our Universal Trading Platform, and in 2011 our focus will be on leveraging these investments to continue to drive success for our customers and shareholders.”

The table below summarizes our financial results1:

				% Δ 4Q10			% Δ FY 10
($ in millions, except EPS)	4Q10	3Q10	4Q09	vs. 4Q09	FY 2010	FY 2009	vs. FY 09
Total Revenues[2]	$1,045	$1,050	$1,130	(8%)	$4,425	$4,684	(6%)

Total Revenues, Less Transaction-Based Expenses[3]	613	599	640	(4%)	2,511	2,478	1%
Other Operating Expenses [4]	425	419	431	(1%)	1,678	1,676	0%

Operating Income [4]	$188	$180	$209	(10%)	$833	$802	4%
Net Income[4]	$120	$121	$151	(21%)	$548	$533	3%
Diluted Earnings Per Share[4]	$0.46	$0.46	$0.58	(21%)	$2.09	$2.04	2%
Operating Margin	31%	30%	33%	(2 ppts )	33%	32%	1 ppts
EBITDA Margin	44%	42%	43%	1 ppts	44%	43%	1 ppts

[1]	A full reconciliation of our non-GAAP results to our GAAP results is included in the attached tables. See also our statement on non-GAAP financial measures at the end of this earnings release.
[2]	Includes activity assessment fees.
[3]	Transaction-based expenses include section 31 fees, liquidity payments and routing & clearing fees.
[4]	Excludes merger expenses, exit costs and net gains from disposal activities.

Michael S. Geltzeiler, Group Executive Vice President and CFO, NYSE Euronext commented, “Despite a challenging trading volume environment in the second half of 2010, we recorded record volumes in our derivatives business for full-year 2010, we stabilized our core cash markets, our listings business showed renewed strength, our technology business is primed for growth in 2011 and we continued to focus on reducing our fixed expense base. For the full-year 2010, fixed expenses were below the low-end of our full-year guidance range and included significant investments in new business initiatives which generated incremental revenue of approximately $150 million. On a constant dollar, constant portfolio basis, our fixed expenses were down $113 million, or 7% compared to full-year 2009.”

FOURTH QUARTER AND FULL-YEAR 2010 CONSOLIDATED RESULTS

Total revenues, less transaction-based expenses, which include Section 31 fees, liquidity payments and routing and clearing fees (net revenue), was $613 million in the fourth quarter of 2010, down $27 million, or 4% compared to $640 million in the fourth quarter of 2009. The $27 million decrease in net revenue compared to the fourth quarter of 2009 was primarily driven by declines in European Derivatives and U.S. cash average daily trading volumes (ADV) and a $19 million negative impact attributable to foreign currency fluctuations, partially offset by higher technology services revenue in the fourth quarter of 2010. For the full-year 2010, net revenues were $2,511 million, an increase of $33 million, or 1% compared to $2,478 million for full-year 2009. The $33 million increase was driven primarily by the full-year effect of NYSE Liffe Clearing, the acquisition of NYFIX and increased market share on NYSE Amex options, partially offset by reductions in European cash pricing, a $42 million negative impact attributable to foreign currency fluctuations and declines in trading volumes over BlueNext, NYSE Euronext’s environmental trading platform in Europe.

Fixed operating expenses, excluding merger expenses and exit costs, were $425 million, compared to $431 million in the fourth quarter of 2009. Excluding the impact of acquisitions, an $8 million positive impact attributable to foreign currency fluctuations and investment in new businesses, fixed operating expenses were down $25 million, or 6%, compared to fourth quarter 2009. For the full-year 2010, fixed operating expenses were $1,678 million compared to $1,676 million in 2009. Excluding the impact of acquisitions, a $19 million positive impact attributable to foreign currency fluctuations and investment in new businesses, fixed operating expenses were down $113 million, or 7%, compared to full-year 2009.

Operating income, excluding merger expenses and exit costs, was $188 million, down $21 million, or 10% compared to the fourth quarter of 2009 and included an $11 million negative impact attributable to foreign currency fluctuations. For the full-year 2010, operating income was $833 million, compared to $802 million for full-year 2009 and included a $25 million negative impact attributable to foreign currency fluctuations.

Adjusted EBITDA, which excludes merger expenses and exit costs, was $268 million, compared to $275 million in the fourth quarter of 2009. For the full-year 2010, adjusted EBITDA was $1,114 million, compared to $1,068 million for full-year 2009. Adjusted EBITDA margin was 44% in the fourth quarter and full-year 2010, slightly above the 43% recorded in the fourth quarter and full-year 2009.

Non-operating income for the fourth quarter of 2010 includes the impact of the investment in New York Portfolio Clearing (income from associates) and NYSE Liffe U.S. (net loss/income attributable to non-controlling interest) initiatives. Both New York Portfolio Clearing and NYSE Liffe U.S. are currently in a loss position. Non-operating income in the fourth quarter of 2009 included a $0.06 per diluted share positive impact from an LCH.Clearnet special dividend (other income) as well as the impact of the sale of stakes in NYSE Liffe U.S. (net loss/income attributable to non-controlling interest) which resulted in the retroactive sharing of losses with our partners.

The effective tax rate for the fourth quarter and full-year 2010 was approximately 26.5%.

The weighted average diluted shares outstanding in the fourth quarter and full-year 2010 were 262 million shares, up from 261 million shares in the fourth quarter and full-year 2009.

At December 31, 2010, total debt declined $0.3 billion from December 31, 2009 to $2.4 billion and consists of $2.1 billion in long-term debt and $0.3 billion in short-term debt. Cash, cash equivalents, investments and other securities (including $98 million related to Section 31 fees collected from market participants and due to the SEC) was $0.4 billion and net debt was $2.0 billion.

Headcount as of December 31, 2010 was 2,968, down 2% from September 30, 2010 and down 12% from December 31, 2009.

The Board of Directors declared a cash dividend of $0.30 per share for the first quarter of 2011. The first quarter 2011 dividend is payable March 31, 2011 to shareholders of record as of the close of business on March 16, 2011. The anticipated ex-date will be March 14, 2011.

FOURTH QUARTER AND FULL-YEAR 2010 SEGMENT RESULTS

Below is a summary of business segment results:

($ in millions)	Derivatives			Cash Trading & Listings			Info. Svcs. & Tech. Solutions
	Net Revenue[1]	Operating Income[2]	Adjusted EBITDA[2]	Net Revenue[1]	Operating Income[2]	Adjusted EBITDA[2]	Net Revenue[1]	Operating Income[2]	Adjusted EBITDA[2]
4Q10	$188	$91	$108	$310	$99	$153	$114	$28	$37
3Q10	$188	$93	$108	$298	$101	$145	$113	$24	$34
4Q09	$200	$101	$119	$334	$118	$160	$103	$19	$25
FY 2010	$826	$454	$514	$1,241	$432	$618	$444	$89	$124
FY 2009	$723	$342	$416	$1,386	$519	$687	$363	$54	$78

[1]	Net revenue defined as total revenue less transaction-based expenses including section 31 fees, liquidity payments and routing & clearing fees.
[2]	Excludes merger expenses and exit costs.

DERIVATIVES

Derivatives net revenue of $188 million in the fourth quarter of 2010 decreased $12 million, or 6% compared to the fourth quarter of 2009. The decrease in net revenue was primarily driven by a $7 million negative impact from currency fluctuations and an 8% decline in European derivatives ADV, partially offset by a $4 million, or 10% increase in U.S. options net transaction revenue driven by a 20% increase in U.S. equity options ADV. For the full-year 2010, Derivatives net revenue of $826 million increased $103 million, or 14%, and represented 33% of NYSE Euronext’s total net revenue, up from 29% in 2009. The strong annual performance was driven by record European derivatives ADV, which increased 15%, the full-year effect of NYSE Liffe Clearing and strong U.S. options ADV which increased 39% compared to full-year 2009, partially offset by a $13 million negative impact from currency fluctuations.

•

The Derivatives segment finished 2010 with record trading volumes. Global Derivatives ADV in 2010 was 8.4 million contracts, an increase of 24% compared to 2009 and consisted of ADV of 4.7 million contracts for total notional of €1.2 trillion executed over NYSE Liffe and ADV of 3.7 million contracts executed over NYSE Euronext’s U.S. equity options exchanges.

•

NYSE Euronext’s U.S. equity options exchanges accounted for 25% of total consolidated U.S. equity options trading in the fourth quarter of 2010 and 26% for full-year 2010 compared to 24% in the fourth quarter of 2009 and 20% for full-year 2009.

•

In the fourth quarter of 2010, dividend capture trades as a percentage of total U.S. consolidated equity options ADV increased to approximately 10%, from approximately 6% in the third quarter of 2010. This lower-margin business represents a relatively small percentage of NYSE Euronext’s U.S. equity options business.

•

New York Portfolio Clearing (NYPC), the innovative derivatives clearinghouse that will deliver single-pot margin efficiency between fixed income securities and interest rate futures was granted registration by the Commodity Futures Trading Commission (CFTC) as a U.S. Derivatives Clearing Organization (DCO) pursuant to the Commodity Exchange Act. NYSE Liffe U.S. expects to launch trading in Eurodollar and U.S. Treasury Futures in conjunction with the launch of NYPC late in the first quarter of 2011, pending regulatory approval from the SEC.

CASH TRADING AND LISTINGS

Cash Trading and Listings net revenue was $310 million in the fourth quarter of 2010, a decrease of $24 million, or 7% compared to the fourth quarter of 2009. The decrease in net revenue was primarily driven by a 13% decline in U.S. cash ADV, year-over-year pricing changes in European cash and a $9 million negative impact from foreign currency fluctuations. For the full-year 2010, net revenue of $1,241 million decreased $145 million, or 10%, and represented 49% of NYSE Euronext’s full-year 2010 net revenue, down from 56% in 2009. The decline in net revenue was primarily driven by pricing reductions in European cash in 2009, declines in trading volumes over BlueNext, NYSE Euronext’s environmental trading platform in Europe, declines in U.S. cash ADV and a $21 million negative impact from currency fluctuations.

•

The Cash Trading and Listings segment experienced relative stability in market share and increased momentum in its listing franchise in 2010. European cash market share (value traded) in NYSE Euronext’s four core markets was 73% in the fourth quarter and full-year of 2010, down from 77% in the fourth quarter of 2009 and 78% for full-year 2009. In the U.S., Tape A matched market share was 35% in the fourth quarter and 36% for the full-year 2010 compared to

37% in the fourth quarter of 2009 and 38% for full-year 2009. Adjusting for trading volume executed “off-exchange”, NYSE Euronext’s market share increased in 2010 compared to 2009.

•	A total of 99 IPOs, including a record 22 Chinese companies, listed on NYSE Euronext markets for total proceeds of $39.1 billion in 2010, compared to a total of 44 IPOs for $21.1 billion in 2009.

•

A total of 14 companies for a combined market capitalization of over $41 billion transferred to NYSE in 2010, the largest number since 2003. Transfers included Charles Schwab Corp., Knight Trading Group, Corporate Executive Board, United Continental Holdings, Paragon Shipping, GFI Group and Compass Diversified Holdings.

•

NYSE Euronext garnered nearly 40% of technology-based IPOs in the U.S. in 2010 and the pipeline for 2011 remains strong. Technology-related IPOs in 2010 included Sensata Technologies, MaxLinear, Calix Networks, Higher One Holdings, Fabrinet, RealD, Green Dot and Envestnet.

INFORMATION SERVICES AND TECHNOLOGY SOLUTIONS

Information Services and Technology Solutions revenue was $114 million in the fourth quarter of 2010, an increase of $11 million, or 11% compared to the fourth quarter of 2009. The increase in revenue was primarily driven by an increase in revenue resulting from the launch of the Mahwah and Basildon data-centers, strong enterprise software sales and the impact of the NYFIX acquisition and was partially offset by a $3 million negative impact from currency fluctuations. For the full-year 2010, revenue of $444 million increased $81 million, or 22%, and represented 18% of NYSE Euronext’s total net revenue, up from 15% in 2009. The increase in revenue was driven by the impact of the NYFIX acquisition and increased Exchange Solutions, SFTI and software sales, partially offset by a $7 negative impact from currency fluctuations.

•

The Information Services and Technology Solutions segment achieved its full-year target for revenue from the NYFIX acquisition, signed multi-year managed services agreements with the Tokyo and Warsaw exchanges as well as several mid-tier and global investment banks and experienced increasing momentum in the SFTI sales as well as co-location revenue driven by the launch of NYSE Euronext’s two new state of the art data centers.

•	The Risk Management Gateway product is gaining momentum as regulatory focus on sponsored access increases.

•

NYSE Technologies was selected by Goldman Sachs to build and support its new Multilateral Trading Facility (MTF), SigmaX. The platform will be hosted and managed by NYSE Technologies from NYSE Euronext’s European Liquidity Center in Basildon.

•	The Transactions business continued to expand its Marketplace network, ending the year with over 10,500 direct order channels and approximately 650 buy-side clients.

# # #

The accompanying tables include information integral to assessing the Company’s financial performance.

Analyst/Investor/Media Call: February 8, 2011 at 8:00 a.m. (NY/EDT)/2:00 p.m. (Paris/CET)

A presentation and live audio webcast of the fourth quarter 2010 earnings conference call will be available on the Investor Relations section of NYSE Euronext’s website, http://www.nyseeuronext.com/ir. Those wishing to listen to the live conference via telephone should dial-in at least ten minutes before the call begins. An audio replay of the conference call will be available approximately one hour after the call on the Investor Relations section of NYSE Euronext’s website, http://www.nyseeuronext.com/ir or by dial-in beginning approximately two hours following the conclusion of the live call.

Live Dial-in Information:

United States: 866.700.0133

International: 617.213.8831

Passcode: 78593969

Replay Dial-in Information:

United States: 888.286.8010

International: 617.801.6888

Passcode: 12615423

Non-GAAP Financial Measures

To supplement NYSE Euronext’s consolidated financial statements prepared in accordance with GAAP and to better reflect period-over-period comparisons, NYSE Euronext uses non-GAAP financial measures of performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure, calculated and presented in accordance with GAAP. Non-GAAP financial measures do not replace and are not superior to the presentation of GAAP financial results, but are provided to (i) present the effects of certain merger expenses, exit costs and other special items, and (ii) improve overall understanding of NYSE Euronext’s current financial performance and its prospects for the future. Specifically, NYSE Euronext believes the non-GAAP financial results provide useful information to both management and investors regarding certain additional financial and business trends relating to financial condition and operating results. In addition, management uses these measures for reviewing financial results and evaluating financial performance. The non-GAAP adjustments for all periods presented are based upon information and assumptions available as of the date of this release.

 NYSE Euronext Earnings News Release with Tables and Operating Data

About NYSE Euronext

NYSE Euronext (NYX) is a leading global operator of financial markets and provider of innovative trading technologies. The company’s exchanges in Europe and the United States trade equities, futures, options, fixed-income and exchange-traded products. With approximately 8,000 listed issues (excluding European Structured Products), NYSE Euronext’s equities markets – the New York Stock Exchange, NYSE Euronext, NYSE Amex, NYSE Alternext and NYSE Arca – represent one-third of the world’s equities trading, the most liquidity of any global exchange group. NYSE Euronext also operates NYSE Liffe, one of the leading European derivatives businesses and the world’s second-largest derivatives business by value of trading. The company offers comprehensive commercial technology, connectivity and market data products and services through NYSE Technologies. NYSE Euronext is in the S&P 500 index, and is the only exchange operator in the S&P 100 index and Fortune 500. For more information, please visit: http://www.nyx.com.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning NYSE Euronext’s plans, objectives, expectations and intentions and other statements that are not historical or current facts. Forward-looking statements are based on NYSE Euronext’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause NYSE Euronext’s results to differ materially from current expectations include, but are not limited to: NYSE Euronext’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk and U.S. and global competition, and other factors detailed in NYSE Euronext’s reference document for 2009 (“document de référence”) filed with the French Autorité des Marchés Financiers (Filed on April 22, 2010 under No. D.10-0304), 2009 Annual Report on Form 10-K and other periodic reports filed with the U.S. Securities and Exchange Commission or the French Autorité des Marchés Financiers. In addition, these statements are based on a number of assumptions that are subject to change. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by NYSE Euronext that the projections will prove to be correct. This press release speaks only as of this date. NYSE Euronext disclaims any duty to update the information herein.

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NYSE Euronext

Condensed consolidated statements of income (unaudited)

(in millions, except per share data)

	Three months ended December 31,		Year ended December 31,
	2010	2009	2010	2009

Revenues
Transaction and clearing fees	$713	$805	$3,128	$3,427
Market data	95	98	373	403
Listing	107	106	422	407
Technology services	82	65	318	223
Other revenues	48	56	184	224

Total revenues	1,045	1,130	4,425	4,684
Transaction-based expenses:
Section 31 fees	76	117	315	388
Liquidity payments, routing and clearing	356	373	1,599	1,818

Total revenues, less transaction-based expenses	613	640	2,511	2,478

Other operating expenses
Compensation	134	157	613	649
Depreciation and amortization	80	66	281	266
Systems and communications	55	58	206	225
Professional services	82	60	282	223
Selling, general and administrative	74	90	296	313
Merger expenses and exit costs	18	43	88	516

Total other operating expenses	443	474	1,766	2,192

Operating income	170	166	745	286
Net interest and investment (loss) income	(30)	(29)	(108)	(111)
Income (loss) from associates	(2)	1	(6)	2
Other income	2	9	55	28

Income before income taxes	140	147	686	205
Income tax provision	(9)	14	(128)	7

Net income	131	161	558	212
Net loss (income) attributable to noncontrolling interest	4	11	19	7

Net income attributable to NYSE Euronext	$135	$172	$577	$219

Basic earnings per share attributable to NYSE Euronext	$0.52	$0.66	$2.21	$0.84
Diluted earnings per share attributable to NYSE Euronext	$0.51	$0.66	$2.20	$0.84

Basic weighted average shares outstanding	261	260	261	260
Diluted weighted average shares outstanding	262	261	262	261

We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior to the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

	Three months ended December 31,		Year ended December 31,
Non-GAAP Reconciliation	2010	2009	2010	2009

Income before income taxes - GAAP	$140	$147	$686	$205
Excluding:
Merger expenses and exit costs	18	43	88	516
Net gain on disposal activities	—	—	(54)	(4)

Income before income taxes - as adjusted	158	190	720	717
Income tax provision	(42)	(50)	(191)	(191)

Net income - as adjusted	116	140	529	526
Net loss (income) attributable to noncontrolling interest	4	11	19	7

Net income attributable to NYSE Euronext - as adjusted	$120	$151	$548	$533

Diluted earnings per share attributable to NYSE Euronext	$0.46	$0.58	$2.09	$2.04

NYSE Euronext

Segment Results (unaudited)

(in millions)

		Three months ended December 31, 2010					Three months ended December 31, 2009
		Derivatives	Cash Trading and Listings	Information Services and Technology Solutions	Corporate and Eliminations	Consolidated	Derivatives	Cash Trading and Listings	Information Services and Technology Solutions	Corporate and Eliminations	Consolidated
Revenues
Transaction and clearing fees		$222	$491	$—	$—	$713	$240	$565	$—	$—	$805
Market data		12	51	32	—	95	11	49	38	—	98
Listing		—	107	—	—	107	—	106	—	—	106
Technology services		—	—	82	—	82	—	—	65	—	65
Other revenues		8	39	—	1	48	9	44	—	3	56

Total revenues		242	688	114	1	1,045	260	764	103	3	1,130
Transaction-based expenses:
Section 31 fees		—	76	—	—	76	—	117	—	—	117
Liquidity payments, routing and clearing		54	302	—	—	356	60	313	—	—	373

Total revenues, less transaction-based expenses		188	310	114	1	613	200	334	103	3	640
Depreciation and amortization	[a]	17	54	9	—	80	18	42	6	—	66
Merger expenses and exit costs (M&E)	[b]	2	15	2	(1)	18	10	24	9	—	43
Other operating expenses		80	157	77	31	345	81	174	78	32	365

Operating income (loss) - GAAP	[c]	$89	$84	$26	$(29)	$170	$91	$94	$10	$(29)	$166

Operating income excluding M&E	[c] + [b]	$91	$99	$28	$(30)	$188	$101	$118	$19	$(29)	$209

Adjusted EBITDA	[c] + [a] + [b]	$108	$153	$37	$(30)	$268	$119	$160	$25	$(29)	$275

Operating margin excluding M&E		48%	32%	25%	N/M	31%	51%	35%	18%	N/M	33%
Adjusted EBITDA margin		57%	49%	32%	N/M	44%	60%	48%	24%	N/M	43%

		Year ended December 31, 2010					Year ended December 31, 2009
		Derivatives	Cash Trading and Listings	Information Services and Technology Solutions	Corporate and Eliminations	Consolidated	Derivatives	Cash Trading and Listings	Information Services and Technology Solutions	Corporate and Eliminations	Consolidated
Revenues
Transaction and clearing fees		$1,005	$2,123	$—	$—	$3,128	$845	$2,582	$—	$—	$3,427
Market data		47	200	126	—	373	42	221	140	—	403
Listing		—	422	—	—	422	—	407	—	—	407
Technology services		—	—	318	—	318	—	—	223	—	223
Other revenues		36	148	—	—	184	31	187	—	6	224

Total revenues		1,088	2,893	444	—	4,425	918	3,397	363	6	4,684
Transaction-based expenses:
Section 31 fees		—	315	—	—	315	—	388	—	—	388
Liquidity payments, routing and clearing		262	1,337	—	—	1,599	195	1,623	—	—	1,818

Total revenues, less transaction-based expenses		826	1,241	444	—	2,511	723	1,386	363	6	2,478
Depreciation and amortization	[a]	60	186	35	—	281	74	168	24	—	266
Merger expenses and exit costs (M&E)	[b]	15	56	17	—	88	382	104	27	3	516
Other operating expenses		312	623	320	142	1,397	307	699	285	119	1,410

Operating income (loss) - GAAP	[c]	$439	$376	$72	$(142)	$745	$(40)	$415	$27	$(116)	$286

Operating income excluding M&E	[c] + [b]	$454	$432	$89	$(142)	$833	$342	$519	$54	$(113)	$802

Adjusted EBITDA	[c] + [a] + [b]	$514	$618	$124	$(142)	$1,114	$416	$687	$78	$(113)	$1,068

Operating margin excluding M&E		55%	35%	20%	N/M	33%	47%	37%	15%	N/M	32%
Adjusted EBITDA margin		62%	50%	28%	N/M	44%	58%	50%	21%	N/M	43%

N/M = Not meaningful

We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior to the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

NYSE Euronext

Fixed operating expenses (unaudited)

(in millions)

Fixed operating expenses for the three months ended December 31, 2010 - GAAP	$443
Less:
Merger expenses and exit costs	(18)

	$425
Excluding the impact of:
Currency translation	8
Acquisitions and dispositions, net	(21	)*
New business initiatives	(2)
Duplicative datacenter and integration	(4)

Fixed operating expenses for the three months ended December 31, 2010 - as adjusted	$406		[a	]

Fixed operating expenses for the three months ended December 31, 2009 - GAAP	$474
Less:
Merger expenses and exit costs	(43)

Fixed operating expenses for the three months ended December 31, 2009 - as adjusted	$431		[b	]

Variance ($)	$(25)		[a	] - [b] = [c]

Variance (%)	-6%		[c	] / [b]

Fixed operating expenses for the year ended December 31, 2010 - GAAP	$1,766
Less:
Merger expenses and exit costs	(88)

	$1,678

Excluding the impact of:
Currency translation	19
Acquisitions and dispositions, net	(54	)**
New business initiatives	(35	)***
Duplicative datacenter and integration	(45)

Fixed operating expenses for the year ended December 31, 2010 - as adjusted	$1,563		[a	]

Fixed operating expenses for the year ended December 31, 2009 - GAAP	$2,192
Less:
Merger expenses and exit costs	(516)

Fixed operating expenses for the year ended December 31, 2009 - as adjusted	$1,676		[b	]

Variance ($)	$(113)		[a	] - [b] = [c]

Variance (%)	-7%		[c	] / [b]

*	Includes the contribution of NYFIX and Corporate Board Member.
**	Includes the contribution of NYFIX and Corporate Board Member, net of the disposition of Hugin.
***	Includes primarily the contribution of NYSE Liffe Clearing.

We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior to the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

NYSE Euronext

Condensed consolidated statements of financial condition (unaudited)

(in millions)

	December 31,
	2010	2009
Assets
Current assets:
Cash, cash equivalents, investment and other securities	$379	$490
Accounts receivable, net	526	660
Deferred income taxes	81	100
Other current assets	149	270

Total current assets	1,135	1,520

Property and equipment, net	1,021	986
Goodwill	4,050	4,210
Other intangible assets, net	5,837	6,184
Deferred income taxes	593	680
Investment in associates and other assets	663	802

Total assets	$13,299	$14,382

Liabilities and equity
Accounts payable and accrued expenses	$823	$1,352
Deferred revenue	184	163
Short term debt	366	616
Deferred income taxes	2	18

Total current liabilities	1,375	2,149

Long term debt	2,074	2,166
Deferred income taxes	2,007	2,090
Accrued employee benefits	499	504
Deferred revenue	366	362
Other liabilities	134	176

Total liabilities	6,455	7,447

Equity	6,844	6,935

Total liabilities and equity	$13,299	$14,382

NYSE Euronext

Selected Statistical Data:

Volume Summary

	Average Daily Volume			Total Volume			Average Daily Volume			Total Volume
(Unaudited)	Q4 ‘10	Q4 ‘09	%Δ	Q4 ‘10	Q4 ‘09	%Δ	FY 2010	FY 2009	%Δ	FY 2010	FY 2009	%Δ

Number of Trading Days - European Markets	66	65		66	65		258	256		258	256

Number of Trading Days - U.S. Markets	64	64		64	64		252	252		252	252

European Derivatives Products (contracts in thousands)	3,737	4,061	-8.0%	246,658	263,904	-6.5%	4,739	4,124	14.9%	1,222,557	1,056,011	15.8%
of which Bclear	861	867	-0.7%	56,831	56,386	0.8%	1,321	1,020	29.6%	340,840	260,950	30.6%
Avg. Net Rate Per Contract (ex. Bclear)	$0.674	$0.694	-2.9%	$0.674	$0.694	-2.9%	$0.661	$0.652	1.4%	$0.661	$0.652	1.4%
Avg. Net Rate Per Contract (ex. Bclear) - Currency Neutral	$0.674	$0.673	0.1%	$0.674	$0.673	0.1%

Total Interest Rate Products[1]	1,817	2,040	-10.9%	119,948	132,576	-9.5%	2,278	2,022	12.6%	587,652	517,700	13.5%

Short Term Interest Rate Products	1,696	1,936	-12.4%	111,949	125,813	-11.0%	2,160	1,922	12.4%	557,330	492,024	13.3%
Medium and Long Term Interest Rate Products	121	104	16.5%	8,000	6,763	18.3%	118	100	17.2%	30,322	25,676	18.1%

Total Equity Products[2]	1,851	1,972	-6.1%	122,159	128,174	-4.7%	2,396	2,055	16.6%	618,226	526,170	17.5%

Individual Equity Products	1,341	1,381	-2.9%	88,517	89,786	-1.4%	1,801	1,445	24.6%	464,563	369,915	25.6%
Futures	702	630	11.5%	46,353	40,946	13.2%	1,121	771	45.4%	289,334	199,045	45.4%
Options	639	751	-15.0%	42,164	48,839	-13.7%	679	662	2.6%	175,229	170,870	2.6%
Equity Index Products	510	591	-13.7%	33,642	38,388	-12.4%	596	610	-2.4%	153,663	156,255	-1.7%

of which Bclear	861	867	-0.7%	56,831	56,386	0.8%	1,321	1,020	29.6%	340,840	260,950	30.6%
Individual Equity Products	780	732	6.5%	51,473	47,592	8.2%	1,227	887	38.4%	316,542	226,972	39.5%
Futures	699	629	11.0%	46,108	40,894	12.7%	1,117	766	45.8%	288,207	197,709	45.8%
Options	81	103	-21.1%	5,365	6,698	-19.9%	110	113	-3.2%	28,335	29,264	-3.2%
Equity Index Products	81	135	-40.0%	5,358	8,794	-39.1%	94	133	-29.0%	24,298	33,978	-28.5%

Commodity Products	69	49	42.1%	4,551	3,154	44.3%	65	47	36.3%	16,679	12,141	37.4%

U.S. Derivatives Products - Equity Options [3] (contracts in thousands)

Options Contracts	3,715	3,096	20.0%	237,774	198,151	20.0%	3,668	2,641	38.9%	924,379	665,560	38.9%
Avg. Net Rate Per Contract	$0.168	$0.182	-7.7%	$0.168	$0.182	-7.7%	$0.171	$0.199	-14.1%	$0.171	$0.199	-14.1%
Total Consolidated Options Contracts	15,132	12,862	17.6%	968,433	823,183	17.6%	14,317	13,360	7.2%	3,607,981	3,366,731	7.2%

Share of Total Consolidated Options Contracts	24.6%	24.1%		24.6%	24.1%		25.6%	19.8%		25.6%	19.8%

NYSE Liffe U.S.

Futures and Futures Options Volume	14.9	21.1	-29.5%	956.7	1,357.9	-29.5%	16.2	17.7	-8.8%	4,079.3	4,471.4	-8.8%

European Cash Products (trades in thousands)	1,400	1,329	5.3%	92,390	86,423	6.9%	1,462	1,368	6.8%	377,122	350,282	7.7%
Avg. Net Revenue Per Transaction	$0.714	$0.879	-18.8%	$0.714	$0.879	-18.8%	$0.703	$0.948	-25.8%	$0.703	$0.948	-25.8%
Avg. Net Revenue Per Transaction - Currency Neutral	$0.714	$0.808	-11.6%	$0.714	$0.808	-11.6%

Equities	1,341	1,273	5.3%	88,522	82,768	7.0%	1,403	1,310	7.1%	361,870	335,405	7.9%
Exchange-Traded Funds	17	15	11.0%	1,108	983	12.7%	18	14	22.5%	4,540	3,677	23.5%
Structured Products	36	35	2.8%	2,387	2,286	4.4%	36	38	-6.0%	9,231	9,745	-5.3%
Bonds	6	6	-4.7%	373	386	-3.3%	6	6	-1.0%	1,481	1,455	1.8%

U.S. Cash Products (shares in millions)	2,233	2,570	-13.1%	142,924	164,455	-13.1%	2,596	3,281	-20.9%	654,149	826,739	-20.9%
Avg. Net Fee Per 100 Shares Handled	$0.0326	$0.0359	-9.2%	$0.0326	$0.0359	-9.2%	$0.0313	$0.0284	10.2%	$0.0313	$0.0284	10.2%

NYSE Listed (Tape A) Issues [4]

Handled Volume [5]	1,621	1,896	-14.5%	103,764	121,316	-14.5%	1,883	2,398	-21.5%	474,539	604,231	-21.5%
Matched Volume [6]	1,536	1,748	-12.1%	98,325	111,881	-12.1%	1,769	2,183	-19.0%	445,700	550,000	-19.0%
Total NYSE Listed Consolidated Volume	4,335	4,774	-9.2%	277,427	305,536	-9.2%	4,871	5,686	-14.3%	1,227,390	1,432,761	-14.3%

Share of Total Consolidated Volume
Handled Volume [5]	37.4%	39.7%	-2.3%	37.4%	39.7%	-2.3%	38.7%	42.2%	-3.5%	38.7%	42.2%	-3.5%
Matched Volume [6]	35.4%	36.6%	-1.2%	35.4%	36.6%	-1.2%	36.3%	38.4%	-2.1%	36.3%	38.4%	-2.1%

NYSE Arca & Amex (Tape B) Listed Issues

Handled Volume [5]	325	365	-10.9%	20,825	23,362	-10.9%	385	514	-25.0%	97,069	129,457	-25.0%
Matched Volume [6]	294	320	-8.0%	18,847	20,494	-8.0%	346	450	-23.0%	87,252	113,278	-23.0%
Total NYSE Arca & Amex Listed Consolidated Volume	1,221	1,431	-14.7%	78,122	91,569	-14.7%	1,454	1,888	-22.9%	366,527	475,653	-22.9%

Share of Total NYSE Arca & NYSE Amex Listed Consolidated Volume
Handled Volume [5]	26.7%	25.5%	1.2%	26.7%	25.5%	1.2%	26.5%	27.2%	-0.7%	26.5%	27.2%	-0.7%
Matched Volume [6]	24.1%	22.4%	1.7%	24.1%	22.4%	1.7%	23.8%	23.8%	0.0%	23.8%	23.8%	0.0%

Nasdaq Listed Issues (Tape C)

Handled Volume [5]	286	309	-7.3%	18,335	19,777	-7.3%	328	369	-11.3%	82,541	93,050	-11.3%
Matched Volume [6]	246	251	-2.0%	15,735	16,055	-2.0%	277	301	-8.1%	69,756	75,887	-8.1%
Total Nasdaq Listed Consolidated Volume	1,893	2,051	-7.7%	121,123	131,265	-7.7%	2,192	2,236	-2.0%	552,422	563,411	-2.0%

Share of Total Nasdaq Listed Consolidated Volume
Handled Volume [5]	15.1%	15.1%	0.0%	15.1%	15.1%	0.0%	14.9%	16.5%	-1.6%	14.9%	16.5%	-1.6%
Matched Volume [6]	13.0%	12.2%	0.8%	13.0%	12.2%	0.8%	12.6%	13.5%	-0.9%	12.6%	13.5%	-0.9%

Exchange-Traded Funds [5,7]

Handled Volume [5]	305	343	-11.1%	19,502	21,934	-11.1%	369	502	-26.4%	93,109	126,431	-26.4%
Matched Volume [6]	276	302	-8.6%	17,681	19,348	-8.6%	333	440	-24.4%	83,854	110,970	-24.4%
Total ETF Consolidated Volume	1,157	1,388	-16.6%	74,056	88,835	-16.6%	1,426	1,896	-24.7%	359,458	477,683	-24.7%

Share of Total ETF Consolidated Volume
Handled Volume [5]	26.3%	24.7%	1.6%	26.3%	24.7%	1.6%	25.9%	26.5%	-0.6%	25.9%	26.5%	-0.6%
Matched Volume [6]	23.9%	21.8%	2.1%	23.9%	21.8%	2.1%	23.3%	23.2%	0.1%	23.3%	23.2%	0.1%

[1]	Data includes currency products.
[2]	Includes all trading activities for Bclear, NYSE Liffe’s clearing service for wholesale derivatives.
[3]	Includes trading in U.S. equity options contracts, not equity-index options.
[4]	Includes all volume executed in NYSE Group crossing sessions.
[5]

Represents the total number of shares of equity securities and ETFs internally matched on the NYSE Group’s exchanges or routed to and executed at an external market center. NYSE Arca routing includes odd-lots.

[6]	Represents the total number of shares of equity securities and ETFs executed on the NYSE Group’s exchanges.
[7]	Data included in previously identified categories.

Source: NYSE Euronext, Options Clearing Corporation and Consolidated Tape as reported for equity securities.

All trading activity is single-counted, except European cash trading which is double counted to include both buys and sells.

NYSE Euronext

Selected Statistical Data:

Other Operating Statistics

	Three Months Ended			Full Year
(Unaudited)	December 31, 2010	September 30, 2010	December 31, 2009	2010	2009

NYSE Euronext Listed Issuers

NYSE Listed Issuers

Issuers listed on U.S. Markets[1]	2,940	2,928	2,946	2,940	2,939
Number of new issuer listings[1]	62	31	107	361	286
Capital raised in connection with new listings ($millions)[2]	$21,303	$3,650	$13,310	$31,447	$18,997

Euronext Listed Issuers

Issuers listed on Euronext[1]	980	995	1,035	980	1,035
Number of new issuer listings[3]	18	21	16	78	42
Capital raised in connection with new listings ($millions)[2]	$31	$58	$2,841	$812	$3,154

NYSE Euronext Market Data

NYSE Market Data[4]

Share of Tape A revenues (%)	49.0%	50.3%	45.1%	47.8%	46.5%
Share of Tape B revenues (%)	32.1%	33.1%	32.7%	33.2%	33.1%
Share of Tape C revenues (%)	21.0%	21.8%	17.7%	20.0%	19.4%
Professional subscribers (Tape A)	377,481	381,658	387,627	377,481	387,627

Euronext Market Data

Number of terminals	238,539	239,098	240,201	238,539	240,201

NYSE Euronext Operating Expenses

NYSE Euronext employee headcount

NYSE Euronext headcount	2,968	3,030	3,367	2,968	3,367

NYSE Euronext Financial Statistics

NYSE Euronext foreign exchange rate

Average €/US$ exchange rate	$1.359	$1.292	$1.476	$1.327	$1.394
Average £/US$ exchange rate	$1.581	$1.550	$1.632	$1.546	$1.566

[1]

Figures for NYSE listed issuers include listed operating companies, special-purpose acquisition companies and closed-end funds listed on the NYSE and NYSE Amex and do not include NYSE Arca or structured products listed on the NYSE. There were 1,126 ETFs and 3 operating companies exclusively listed on NYSE Arca as of December 31, 2010. There were 465 corporate structured products listed on the NYSE as of December 31, 2010.

Figures for new issuer listings include NYSE new listings (including new operating companies, special-purpose acquisition companies and closed-end funds listing on NYSE) and new ETP listings on NYSE Arca (NYSE Amex is excluded). Figures for Euronext present the operating companies were listed on Euronext and do not include NYSE Alternext, Free Market, closed-end funds, ETFs and structured product (warrants and certificates). As of December 31, 2010, 155 companies were listed on NYSE Alternext, 273 on Free Market and 561 ETFs were listed on NextTrack.

[2]

Euronext figures show capital raised in millions of dollars by operating companies listed on Euronext, NYSE Alternext and Free Market and do not include closed-end funds, ETFs and structured products (warrants and certificates). NYSE figures show capital raised in millions of dollars by operating companies listed on NYSE and NYSE Arca and do not include closed-end funds, ETFs and structured products.

[3]	Euronext figures include operating companies listed on Euronext, NYSE Alternext and Free Market and do not include closed-end funds, ETFs and structured products (warrants and certificates).
[4]

“Tape A” represents NYSE listed securities, “Tape B” represents NYSE Arca and NYSE Amex listed securities, and “Tape C” represents Nasdaq listed securities. Per Regulation NMS, as of April 1, 2007, share of revenues is derived through a formula based on 25% share of trading, 25% share of value traded, and 50% share of quoting, as reported to the consolidated tape. Prior to April 1, 2007, share of revenues for Tape A and B was derived based on number of trades reported to the consolidated tape, and share of revenue for Tape C was derived based on an average of share of trades and share of volume reported to the consolidated tape. The consolidated tape refers to the collection and dissemination of market data that multiple markets make available on a consolidated basis. Share figures exclude transactions reported to the FINRA/NYSE Trade Reporting Facility.

Source: NYSE Euronext, Options Clearing Corporation and Consolidated Tape as reported for equity securities.